Exhibit 10(1)

AMENDMENT TO SERVICE AGREEMENT

BETWEEN 7-ELEVEN, INC. AND MCLANE COMPANY, INC.

* - Confidential portions of this Amendment have been omitted and filed separately with the Securities and Exchange Commission under a confidential treatement request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

This Amendment to Service Agreement (“Amendment”) is made and entered into on this 7th day of April, 2005 by and between 7-ELEVEN, INC., a Texas corporation (“7-Eleven”), and MCLANE COMPANY, INC., a Texas corporation (“Vendor”).

W I T N E S S E T H:

WHEREAS, 7-Eleven and Vendor are parties to that certain Service Agreement made and entered into as of September 21, 2002 which has been previously amended prior to the date hereof (the “Agreement”);

WHEREAS, 7-Eleven and Vendor desire to further amend the Agreement as set out below; and

WHEREAS, capitalized terms used in this Amendment that are not defined shall have the same meaning ascribed to such terms as in the Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements in the Agreement and herein, the parties hereto agree as follows:

1.	Section 16.1 of the Agreement is amended by replacing “January 31, 2006” with “January 31, 2008”, and by replacing “September 22, 2005” with “September 22, 2007” in each place wherever found in Section 16.1.

2.	Section 5.1 of the Agreement is amended by deleting the fourth sentence and replacing it as follows:

When and if Vendor delivers products to a CDC, (a) Vendor shall (i) reduce the applicable Billing Plan markup for such products that are picked in bulk by * basis points, including any individually picked product to the extent the total daily order to Vendor for such product is equal to or exceeds a full case; (ii) reduce the applicable Billing Plan markup for such products that are individually picked by * basis points (iii) to the extent the Billing Plan does not apply to a particular product delivered through the CDC (e.g. BIB), make available and offer to 7-Eleven a mutually acceptable reduction off of the store delivered price for such product, and (b) all such purchases shall be applied to all calculations of Vendor rebates and incentives set forth herein provided 7-Eleven furnishes store and item level detail for such purchases in a mutually agreed upon format.

3.	Effective January 1, 2005, Section 6.4 of the Agreement is amended by replacing “all suppliers” with “all other designated wholesale vendors as shown on the attached list, cash purchase transactions and Vendor” in the third sentence of Section 6.4, and by adding a new fourth sentence as follows: “At least twice a year, 7-Eleven and Vendor agree to review and modify, if necessary, the list of other designated wholesalers that may be servicing Stores and any such modifications to the list shall be in writing and signed by the parties”. In addition, effective January 1, 2005, the chart at the end of Section 6.4 is deleted and replaced with the chart shown immediately below:

*

Tab 1

4.	Section 8.3 of the Agreement is deleted and replaced with the following new Section 8.3:

Effective with 2005 reroutes to the Stores after June 1, 2005, and for the remainder of the Agreement, Vendor shall provide a minimum of two deliveries per week to each Store using the order schedule for each Store of either Sunday/Wednesday, Monday/Thursday, or Tuesday/Friday provided that each Store makes available to set such scheduling at least 45 hours for the week, and provided further that, in the case of a Franchisee, the Franchisee has requested such twice a week delivery. The actual delivery days and times shall be mutually agreed upon between 7-Eleven and Vendor with input from Franchisees to the extent applicable as provided in Section 8.5. If Vendor fails to make at least 2 deliveries per week to any Store, Vendor agrees to pay as a charge, and not as a penalty, the amount of $* to each Store for each such failure. Such charge shall be paid through an invoice credit to each affected Store to be received by the Store within 30 days following the quarter after a quarterly review and reconciliation between 7-Eleven and Vendor.

5.	Section 8.4 of the Agreement is deleted and replaced with the following new Section 8.4:

Effective by July 1, 2005, electronic orders placed each day by each Store by the 7-Eleven cut-off time of 10:00 a.m. local Store time shall be processed and delivered by Vendor seven days per week, 362 days per year to each model market Store within 42 hours of such order placement with Vendor and shall be processed and delivered by Vendor to each non model market Store within 54 hours of such order placement with Vendor unless, in each case, an express written exception has been granted by 7-Eleven. 7-Eleven will provide to Vendor consolidated and edited ready to process order data each day by 11:00 a.m. local Store time. If Vendor fails to meet such 42 hour or such 54 hour order to delivery for any Store, as applicable, Vendor agrees to pay as a charge, and not as a penalty, the amount of $* to each Store for each such failure. Such charge shall be paid through an invoice credit to each affected Store to be received by the Store within 30 days following the quarter after a quarterly review and reconciliation between 7-Eleven and Vendor. 7-Eleven shall provide Vendor with the current list of designated 7-Eleven model market Stores and shall provide Vendor with at least 30 days notice of any additional model market Store designations.

6.	Section 8.5 of the Agreement is deleted and replaced with the following new Section 8.5:

(a)

For purposes of this Section 8.5, “Appointment Time” shall be defined as the time of day that Vendor shall deliver product to each Store *. Such Appointment Time shall be documented in writing by the parties and cannot be changed unless agreed to in writing by the parties. Vendor shall deliver product to each Store no more than two and one-half hours before nor more than thirty minutes after the Appointment Time (such time period being defined as the “Accepted Delivery Window”). Unless another time period has been specifically designated by 7-Eleven in writing, Vendor recognizes and agrees that the high traffic period between the hours of 5:00 a.m. to 9:00 a.m. local Store time shall be excluded from any Appointment Times and that deliveries shall not take place during such high traffic period. Vendor acknowledges that its failure to deliver product to each Store within the Accepted Delivery Window will result in Store inefficiencies and potential reductions in 7-Eleven Store customer service and traffic. Accordingly, if Vendor fails to deliver product to any Store within such Accepted Delivery Window more than * times within a * month period (such periods to commence on July 1, 2005), Vendor agrees to pay as a charge, and not as a penalty, the amount of $* to each Store for each subsequent delivery made by Vendor outside such Accepted Delivery Window in 2005, with such charge increasing to $* in 2006 and for the remainder of the Agreement. Notwithstanding the foregoing charges and payments for failure by Vendor to deliver product within such Accepted Delivery Window, if Vendor’s applicable distribution center meets at least a *% on-time delivery threshold for any week in which such payments were applicable (determined using the Acceptable Delivery Windows for all Stores serviced by such distribution center), 7-Eleven shall reimburse Vendor for any such payments made to any Store serviced by such distribution center following a quarterly review and reconciliation between 7-Eleven and Vendor. Further, if Vendor, at any time, delivers product to any Store more than two hours later than the Appointment Time, Vendor agrees to pay as a charge, and not as a penalty, the amount of $* to each Store in 2005 for each such delivery, with such charge increasing to $* in 2006 and for the remainder of the Agreement; provided, however, Vendor will not be obligated to pay the foregoing charge if it is obligated to make a payment, as provided above, for failing to meet the Accepted Delivery Window to the extent related to the same delivery. Any of the foregoing payment charges to be made by Vendor shall be paid by Vendor through an invoice credit to each affected Store to be received by the Store within 30 days following the quarter after a quarterly review and reconciliation between 7-Eleven and Vendor.

(b)	Commencing on June 1, 2005 and for the remainder of the Agreement, Vendor shall also provide night deliveries between the hours of 6:00 p.m. and 5:00 a.m. local Store time to all non model market Stores requesting such night delivery as required herein. Vendor shall fully implement procedures to accommodate any such night delivery requests. Vendor agrees, to the extent such non model market Stores request it, that it shall provide an average of no less than *% nighttime deliveries by end of 2005, an average of no less than *% nighttime deliveries in 2006, and an average of no less than *% nighttime deliveries in 2007 and for the remainder of the Agreement. Each year, for each * percent by which Vendor falls below the foregoing yearly average nighttime delivery percentages, Vendor shall pay 7-Eleven as a charge, and not as a penalty, the amount of $*. Such payment(s) shall be made no later than by February 10th of the following year following a review and reconciliation between 7-Eleven and Vendor prior to such date. Vendor also agrees, notwithstanding any other delivery times that may be required by any Store (whether such Store is a model market or non model market Store), that Vendor shall not deliver (and there shall be no Vendor delivery vehicle on the Store lot) between the hours of 5:00 a.m. and 9:00 a.m. local Store time. If Vendor delivers product to any Store during the restricted hours of 5:00 a.m. to 9:00 a.m. local Store time, Vendor agrees to pay as a charge, and not as a penalty, the amount of $* to each Store for each such delivery. The foregoing payment charge shall be paid through an invoice credit to each affected Store to be received by the Store within 30 days following the quarter after a quarterly review and reconciliation between 7-Eleven and Vendor.

7.	Section 8.9 of the Agreement is deleted and replaced with the following new Section 8.9:

(a)	Vendor agrees to maintain the minimum delivery service fill rates (the “Required Fill Rates”) for the categories of products ordered by the Stores in each of the areas serviced by each of Vendor’s Distribution Centers (each a “Service Area”) as such categories and rates are set forth on the table attached hereto and made a part hereof as Schedule 8.9. Vendor recognizes that no excuses for failing to meet these rates shall be permitted other than force majeure as provided in Article XIX. For purposes of this Section 8.9, the delivery service fill rates will be calculated and expressed in dollars and the delivery service fill rates shall be defined as the product unit selling price from the Vendor to the Store multiplied by the number of Store product units delivered to the Store by the Vendor divided by the product unit selling price from the Vendor to the Store multiplied by the product selling units ordered by the Store and the resulting quotient thereof multiplied by 100. The delivery service fill rates described in this Section 8.9 shall be calculated to the nearest one-hundredth of one percent by the Vendor and reported to 7-Eleven by the Vendor for each Distribution Center within 30 days following each quarter of the Agreement.

(b)	Effective July 1, 2005 and for the remainder of the Agreement, if the Vendor delivery service fill rates for any quarter and for any given category or categories as calculated in the aggregate for all Stores in each Service Area (the “Actual Vendor Fill Rates”) are less than the applicable Required Fill Rates as set forth in Schedule 8.9 for such category or categories, Vendor shall pay 7-Eleven as a charge and not as a penalty the sum of $* for every * percent that the Vendor’s Actual Vendor Fill Rates in each applicable category or categories is less than the corresponding Required Fill Rates.

An example of how the calculation will specifically work is set forth on Schedule 8.9.

(c)	All payments from Vendor for failure to meet the Required Fill Rates shall be made to 7-Eleven within 10 days following 7-Eleven’s receipt of the report referenced in 8.9(a). 7-Eleven acknowledges that the foregoing charges are intended as an incentive for Vendor to meet the required delivery service fill rates and are not a penalty and that any such payments shall be considered liquidated damages that may be claimed by 7-Eleven for failure by Vendor to meet the service rates set forth herein.

8.	A new Section 8.14 is added to the Agreement as follows:

8.14 No later than by June 1, 2005, Vendor shall provide deliveries seven days per week to all CDC’s subject to the following exceptions and qualifications:

(a)	Such deliveries shall not be required on Christmas Day, New Year’s Day or Thanksgiving Day.

(b)	Where the weight of product deliveries to either a single CDC or group of CDC’s serviced by a single truck is less than an average of * pounds per day during the week, at 7-Eleven’s option, either (i) the weekly delivery frequency will be adjusted to accommodate a * pound minimum (e.g. if the average weekly CDC deliveries total * pounds, an adjustment would be made from seven to four deliveries per week), or (ii) 7-Eleven will pay as a charge and not as a penalty the amount of $* for any additional load during the week that caused the average per day for the week to be less than * pounds for a given CDC or group of CDC’s. 7-Eleven shall be granted until July 31, 2005 to achieve the * pound minimum before being required to exercise any option as provided in this Section 8.14(b) above.

(c)	Vendor agrees to consolidate loads to CDC’s where commercially reasonable to do so.

9.	Section 13.2 of the Agreement is amended by adding the following new sentence at the end of such section:

Vendor shall also pay to 7-Eleven the amount of $* on September 21, 2005, and the same amount on September 21, 2006, all in the same manner as such payments have been made prior to the date hereof.

10.	Section 15.1 is amended by deleting the fourth and fifth sentence and replacing them with the following:

*

11.	In order to make certain recognized and needed corrections and to evidence the established billing plan practices of the parties, Schedule 5.1 (the “Former Billing Plan”) of the Agreement is deleted and replaced by new Schedule 5.1a (the “Correction Billing Plan”) attached hereto and made a part hereof. The changes from the Former Billing Plan are noted as “changes” on the last page of the Correction Billing Plan.

12.	A new section 14.5 is added to the Agreement as follows:

14.5 Vendor recognizes that 7-Eleven is developing and is planning to implement retailer initiated invoicing, global data synchronization and electronic check-in commencing in the latter part of 2005. Vendor shall cooperate and work with 7-Eleven on processes and systems to support and implement each of these initiatives. Vendor agrees, notwithstanding anything in the Agreement to the contrary, that Vendor will be solely responsible for costs and expenses of any Vendor-related programming or system changes or work associated with such initiatives unless Vendor demonstrates to 7-Eleven’s reasonable satisfaction that such costs and expenses are directly attributable to an exclusive and proprietary method of doing business with 7-Eleven and such changes or work cannot be leveraged or used by Vendor with any of Vendor’s other customers. In such event, Vendor shall submit a written statement to 7-Eleven describing the scope of work and containing a firm estimate of the total cost and expense, and 7-Eleven and Vendor will mutually agree on the manner in which such work shall be funded .

Except as specifically amended by this Amendment, the Agreement as previously amended shall remain in full force and effect and is hereby ratified and confirmed.

This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

This Amendment shall be binding upon all the parties to the Agreement and their respective successors and assigns.

This Amendment shall be governed by and construed in accordance with the laws of the State of Texas without regard to its conflict of law rules or principles.

This Amendment has been executed by the duly authorized representatives of the parties as of the date first above set forth.

MCLANE COMPANY, INC.		7-ELEVEN, INC.

By:	/s/ Terry L. McElroy	By:	/s/ Cynthia L. Davis
Name:	Terry L. McElroy	Name:	Cynthia L. Davis
Title:	President	Title:	Vice President, Demand Chain

ATTEST:

/s/ Steven R. Seldowitz
Assistant Secretary

Schedule 8.9

Wholesale PSA Service Fill Rate Requirements

PSA Code	PSA Name	Minimum Quarterly Fill Rate
12	Cigarettes	*	%
24	Non-Alcoholic Beverages	*	%
13	Cold Dispensed Bevs	*	%
14	Confectionery	*	%
17	Food Service	*	%
32	Tobacco
23	Hot Beverages
30	Snacks	*	%
22	Health & Beauty Care
20	Non-Foods
21	Packaged Foods
29	Refrigerated Food Products
53	Store Supply
16	Electronics/Battery/Film
18	Frozen Food
31	Soap/Cleaning	*	%
15	Dairy
33	Wearing Apparel
51	Electronic Supply
36	Bakery
52	Food Service Supply
50	Beverage Supply
27	Stationery
35	Gasoline
34	Services
19	Frozen Treats
28	Publications

McLane Fill Rate Example

PSA Name		Required Fill Rate		Actual Vendor Fill Rate		Fill Rate Difference @ Nearest tenth of 1%		Incentive Payment @ $* per *%
14	Confectionery	*	%	*	%	*	%	$	*
18	Frozen Food	*	%	*	%	*	%	$	*

SCHEDULE 5.1a

Billing Plan — Schedule of Mark Ups by Vendor Distribution Centers

UIN PRICE RULE =>		97110		97110		97114		87111		97114		97110		97114		97114		97114		97114		97111		97110		97114		97114
UINDept	Description	SW S/S		ME S/S		NE Fran		NW S/S		MS Fran		MZ Corp		MZ Fran		SZ Fran		MP Fran		MI Fran		MW S/S		NC S/S		MY S/S		MY Fran
20000	Grocery Default	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
20601	Grocery*1, *2	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
20602	Soft Drinks/Isotonics*2	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
20603	Fountain Syrups/Bib*3	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
20604	Juices	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
20605	Drink Powders/Liquid Mixes	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
20606	Cookies/Crackers	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
20608	Nuts/Snacks	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
20610	Automotive/Motor Oil	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
20611	Nacho Chips	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
20612	Coffee Vending Institutional	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
20614	Bulk Popcorn/Supplies	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
20620	Disposable Lighters	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
20721	Cups/lids/logo items	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
20722	Store supplies/racks	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
20723	Bags (Paper, Plastic)	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
20925	Candy (Full Case)	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
20926	Candy (Bag)	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
21030	Candy (Count Goods)	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
21235	Tobacco Smokeless/Snuff (Grocery)	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
21338	Tobacco Chewing/Smoking (Grocery)	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
21339	Cigarette Papers/Smoking Accs (Grocery)	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
21442	Tobacco Cigars (Grocery)	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
21545	Frozen Food (Retail)	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
21546	Frozen Food (Bulk/Portion Pack)	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%

UIN PRICE RULE =>		97110		97110		97114		87111		97114		97110		97114		97114		97114		97114		97111		97110		97114		97114
UINDept	Description	SW S/S		ME S/S		NE Fran		NW S/S		MS Fran		MZ Corp		MZ Fran		SZ Fran		MP Fran		MI Fran		MW S/S		NC S/S		MY S/S		MY Fran
21547	Deli Meat/Bulk/PPK Frozen	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
21548	Bakery Frozen	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
21649	Frozen Fast Food/Desserts	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
21650	Frozen Sandwiches	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
21651	Frozen Fast Food/Pizza/Burrittos	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
21652	Ice Cream (Take Home)	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
21653	Frozen Ice Cream Novelties	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
21757	Refrigerated	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
21758	Refrigerated Juice/Shakes	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
21759	Packaged Cheese	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
21760	Refrigerated Bakery	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
21761	Eggs	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
21762	Produce	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
21865	Frozen Beef	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
21866	Processed Meats	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
21867	Wafer Meats	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
21868	Fresh Box Beef	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
21869	Fresh Poultry	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
21870	Fresh Fish	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
21871	Deli Meat/Bulk/PPK/Cooler	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
21872	Deli Cheese/Bulk/PPK	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
21873	Deli Salads/Bulk/PPK	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
21874	Frozen Potatoes	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
21875	Frozen Poultry	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
21876	Frozen Pork	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
21877	Fresh Salads	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
21878	Fresh Bulk Veg.	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%

UIN PRICE RULE =>		97110		97110		97114		87111		97114		97110		97114		97114		97114		97114		97111		97110		97114		97114
UINDept	Description	SW S/S		ME S/S		NE Fran		NW S/S		MS Fran		MZ Corp		MZ Fran		SZ Fran		MP Fran		MI Fran		MW S/S		NC S/S		MY S/S		MY Fran
21879	Fresh Bulk Fruits	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
21880	Produce PerPackaged	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
21881	Frozen Seafood (Food Service)	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
32002	Health Care	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
32003	Beauty Care	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
32104	Hair Care	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
32105	Toys/Games/Novelties	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
32106	School/Office products	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
32108	School Paper (all types)	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
32110	Caps/Hats	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
32112	Gloves	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
32114	Soft Goods	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
32115	Baby	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
32116	Hosiery	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
32117	Shoecare	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
32118	Sunglasses	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
32120	Misc General Merchandise	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
32122	Pet Supplies	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
32123	Auto Accessories	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
32124	Household	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
32125	Sewing Accessories	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
32126	Hardware	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
32127	Electrical	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
32128	Light Bulbs	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
32130	Film/Tapes/CD’s/Computer	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
32134	Batteries	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
32138	Disposable Lighters	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%

UIN PRICE RULE =>		97110		97110		97114		87111		97114		97110		97114		97114		97114		97114		97111		97110		97114		97114
UINDept	Description	SW S/S		ME S/S		NE Fran		NW S/S		MS Fran		MZ Corp		MZ Fran		SZ Fran		MP Fran		MI Fran		MW S/S		NC S/S		MY S/S		MY Fran
32140	Logo Lighters	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%
32142	Ice Chests	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%	*	%

NOTES	1 - All Firewood is at *%
2 - All Water is at *%
3 - UIN Department 20603 Corp Codes 711 & 050 receive National Drink Pricing all others receive markup as indicated

Changes:

97110 (MZ Corp) and 97110 (NC/SS) were mislabeled 97114
97110 (MY S/S) was added (omitted on original)
97110 (MZ Corp) and 97110 (NC S/S) Grocery default (20000) was changed from *% to *%
97110 (MZ Corp) and 97110 (NC S/S) Fountain/Syrups/Bibs (20603) was changed from *% to *%
UIN department 32105 was changed from *% to *%
All plans reflect markup based on full case orders and do not reflect the $* additional markup for single sell purchases.

Section 6.4

Draft List of Designated Wholesale Vendors

Central	Great Lakes	Southwest	Mid-Pacific	Northwest	Northeast	Chesapeake
* (vendor names omitted)	* (vendor names omitted)	* (vendor names omitted)	* (vendor names omitted)	* (vendor names omitted)	* (vendor names omitted)	* (vendor names omitted)